Exhibit 4.2

THERMO FISHER SCIENTIFIC INC.,

as Issuer

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

TWENTY-THIRD SUPPLEMENTAL INDENTURE

Dated as of October 22, 2021

18-Month Floating Rate Senior Notes due 2023

Floating Rate Senior Notes due 2023

Floating Rate Senior Notes due 2024

0.797% Senior Notes due 2023

1.215% Senior Notes due 2024

THIS TWENTY-THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is dated as of October 22, 2021 between THERMO FISHER SCIENTIFIC INC., a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of November 20, 2009 (the “Base Indenture” and, as supplemented by this Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities evidencing its unsecured indebtedness.

WHEREAS, the Company has authorized the issuance of $1,000,000,000 aggregate principal amount of the Company’s 18-Month Floating Rate Senior Notes due 2023 (the “18-Month Floating Rate Notes”), $500,000,000 aggregate principal amount of the Company’s Floating Rate Senior Notes due 2023 (the “2023 Floating Rate Notes”), $500,000,000 aggregate principal amount of the Company’s Floating Rate Senior Notes due 2024 (the “2024 Floating Rate Notes” and, together with the 18-Month Floating Rate Notes and the 2023 Floating Rate Notes, the “Floating Rate Notes”), $1,350,000,000 aggregate principal amount of the Company’s 0.797% Senior Notes due 2023 (the “2023 Notes”) and $2,500,000,000 aggregate principal amount of the Company’s 1.215% Senior Notes due 2024 (the “2024 Notes” and, together with the 2023 Notes, the “Fixed Rate Notes,” and the Fixed Rate Notes, together with the Floating Rate Notes, the “Notes”).

WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

WHEREAS, the Company desires to enter into this Supplemental Indenture pursuant to Section 9.01 of the Base Indenture to establish the terms of the Notes in accordance with Section 2.01 of the Base Indenture and to establish the form of the Notes in accordance with Sections 2.01(a)(10) and 2.02 of the Base Indenture.

WHEREAS, all things necessary to make this Supplemental Indenture a valid and legally binding agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company and the Trustee, mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

ARTICLE I

Section 1.1 Defined Terms.

(1) Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.

(2) A term defined anywhere in this Supplemental Indenture has the same meaning throughout.

(3) The singular includes the plural and vice versa.

(4) Headings are for convenience of reference only and do not affect the interpretation.

(5) As used herein, the following defined terms shall have the following meanings with respect to the Notes and this Supplemental Indenture only:

“Below Investment Grade Rating Event” means, with respect to a series of Notes, such Notes are downgraded below an Investment Grade Rating by any two of the Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of the occurrence of a Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period shall be extended so long as the rating of such Notes is under publicly announced consideration for possible downgrade by at least two of such Rating Agencies on such 60th day, such extension to last with respect to each such Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates such Notes below an Investment Grade Rating or (y) publicly announces that it is no longer considering such Notes for possible downgrade, provided that no such extension will occur if on such 60th day such Notes have an Investment Grade Rating from at least two of such Rating Agencies in question and are not subject to review for possible downgrade by such Rating Agencies). The Trustee shall not be responsible for monitoring, or charged with knowledge of, the ratings of the Notes.

“Benchmark” means, initially, Compounded SOFR, as such term is defined in Section 1.2(6) of this Supplemental Indenture; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(a) the sum of: (a) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(b) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(c) the sum of: (a) the alternate rate of interest that has been selected by the Company or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(a) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(b) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(c) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Company or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decides that adoption of any portion of such market practice is not administratively feasible or if the Company or its designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its designee determines is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(a) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(b) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(a) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means any day, other than a Saturday or Sunday or a day on which Federal or State banking institutions in the Borough of Manhattan, The City of New York are authorized or required by law, regulation or executive order to close.

“Calculation Agent” means The Bank of New York Mellon Trust Company, N.A., or any successor.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its direct or indirect wholly-owned subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) as a result of which any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), or any “person” or “group” consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (4) the adoption of a plan relating to the Company’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company (which shall include a parent company) and (b)(i) the holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Company immediately prior to that transaction or (ii) no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such holding company immediately following such transaction.

“Change of Control Triggering Event” means, with respect to any series of Notes, the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Fixed Rate Notes to be redeemed (assuming that such Fixed Rate Notes to be redeemed matured on their applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Fixed Rate Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any Optional Redemption Date, (a) the average of the Reference Treasury Dealer Quotations for such Optional Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, (b) if the Company obtains fewer than four Reference Treasury Dealer Quotations, the arithmetic average of those quotations or (c) if the Company obtains only one Reference Treasury Dealer Quotation, such Reference Treasury Dealer Quotation.

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Fitch” means Fitch Ratings, Limited, and any successor to its rating agency business.

“Independent Investment Banker” means any Reference Treasury Dealer appointed by the Company as Independent Investment Banker.

“Interest Period” means, with respect to any series of the Floating Rate Notes, (i) the period commencing on any Floating Rate Interest Payment Date for such series (or with respect to the initial interest period only, commencing on October 22, 2021) to but excluding the next succeeding Floating Rate Interest Payment Date for such series, (ii) in the case of the last such period, from and including the Floating Rate Interest Payment Date for such series immediately preceding the maturity date for such series to but excluding such maturity date or (iii) in the event of any redemption of any such Floating Rate Notes, from and including the Floating Rate Interest Payment Date immediately preceding the applicable redemption date to but excluding such redemption date.

“Investment Grade Rating” means a rating by Moody’s equal to or higher than Baa3 (or the equivalent under a successor rating category of Moody’s) or a rating by S&P equal to or higher than BBB- (or the equivalent under any successor rating category of S&P) or a rating by Fitch equal to or higher than BBB- (or the equivalent under any successor rating category of Fitch).

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of April 15, 2021, by and among PPD, Inc., a Delaware corporation (“PPD”), the Company and Powder Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, as the same may be amended, restated, waived, consented to or otherwise modified from time to time.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Optional Redemption Date” when used with respect to any Note to be redeemed at the Company’s option, means the date fixed for such redemption by or pursuant to Section 1.3 of this Supplemental Indenture.

“Optional Redemption Price” when used with respect to any Note to be redeemed at the Company’s option, means the price at which it is to be redeemed pursuant to Section 1.3 of this Supplemental Indenture.

“Par Call Date” means, with respect to the 18-Month Floating Rate Notes, April 18, 2022 and, with respect to each series of the SMR Notes, October 18, 2022.

“PPD Acquisition” means the acquisition of PPD by the Company pursuant to the Merger Agreement.

“Rating Agencies” means (1) Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the applicable series of Notes or fails to make a rating of such Notes publicly available for any reason, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of its Board of Directors) as a replacement agency for any of Moody’s, S&P or Fitch, or all of them, as the case may be.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company or its designee in accordance with the Benchmark Replacement Conforming Changes.

“Reference Treasury Dealer” means each of (i) Barclays Capital Inc., Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and Mizuho Securities USA LLC and their respective affiliates or successors and (ii) one other nationally recognized investment banking firm (or its affiliate) that the Company selects in connection with the particular redemption, and its successors, provided that if at any time any of the above is not a primary U.S. Government securities dealer, the Company will substitute that entity with another nationally recognized investment banking firm that the Company selects that is a primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Optional Redemption Date, the arithmetic average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Optional Redemption Date.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Remaining Scheduled Payments” means, with respect to each Fixed Rate Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Optional Redemption Date but for such redemption (assuming that such Fixed Rate Notes to be redeemed matured on their applicable Par Call Date); provided, however, that, if such Optional Redemption Date is not an interest payment date with respect to such Fixed Rate Notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Optional Redemption Date.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and any successor to its rating agency business.

“SMR Notes” means, collectively, the 2023 Floating Rate Notes, the 2024 Floating Rate Notes, the 2023 Notes and the 2024 Notes.

“Treasury Rate” means, for any Optional Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated yield to maturity, computed as of the second Business Day immediately preceding that Optional Redemption Date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Optional Redemption Date.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Section 1.2 Terms of the Notes.

The following terms relate to the Notes:

(1) The 18-Month Floating Rate Notes shall constitute a separate series of Notes having the title “18-Month Floating Rate Senior Notes due 2023”, the 2023 Floating Rate Notes shall constitute a separate series of Notes having the title “Floating Rate Senior Notes due 2023”, the 2024 Floating Rate Notes shall constitute a separate series of Notes having the title “Floating Rate Senior Notes due 2024”, the 2023 Notes shall constitute a separate series of Notes having the title “0.797% Senior Notes due 2023” and the 2024 Notes shall constitute a separate series of Notes having the title “1.215% Senior Notes due 2024.”

(2) The aggregate principal amount of the 18-Month Floating Rate Notes (the “Initial 18-Month Floating Rate Notes”), the 2023 Floating Rate Notes (the “Initial 2023 Floating Rate Notes”), the 2024 Floating Rate Notes (the “Initial 2024 Floating Rate Notes”), the 2023 Notes (the “Initial 2023 Notes”) and the 2024 Notes (the “Initial 2024 Notes” and, together with the Initial 18-Month Floating Rate Notes, the Initial 2023 Floating Rate Notes, the Initial 2024 Floating Rate Notes and the Initial 2023 Notes, the “Initial Notes”) that may be initially authenticated and delivered under the Indenture shall be $1,000,000,000, $500,000,000, $500,000,000, $1,350,000,000 and $2,500,000,000, respectively. The Company may from time to time, without the consent of the Holders of any series of Notes, issue additional Notes (in any such case, “Additional Notes”) having the same terms (except for the issue date, offering price and, if applicable, the first interest payment date) as the Initial Notes of such series. Any Additional Notes of a series and the Initial Notes of such series shall constitute a single series under the Indenture; provided that if any Additional Notes of a series are not fungible with the Initial Notes of such series for U.S. federal income tax purposes, such Additional Notes of such series shall not have the same CUSIP or ISIN numbers as the Initial Notes of such series. All references to a series of Notes shall include both the Initial Notes and any Additional Notes of such series, unless the context otherwise requires. The aggregate principal amount of the 18-Month Floating Rate Notes, the 2023 Floating Rate Notes, the 2024 Floating Rate Notes, the 2023 Notes and the 2024 Notes shall be unlimited.

(3) The entire respective Outstanding principal amount of the 18-Month Floating Rate Notes, the 2023 Floating Rate Notes, the 2024 Floating Rate Notes, the 2023 Notes and the 2024 Notes shall be payable on April 18, 2023, October 18, 2023, October 18, 2024, October 18, 2023 and October 18, 2024, respectively.

(4) Interest on the 18-Month Floating Rate Notes will accrue at a rate equivalent to Compounded SOFR plus 0.35% per annum, interest on the 2023 Floating Rate Notes will accrue at a rate equivalent to Compounded SOFR plus 0.39% per annum and interest on the 2024 Floating Rate Notes will accrue at a rate equivalent to Compounded SOFR plus 0.53% per annum. Each series of the Floating Rate Notes will bear interest from October 22, 2021 or from the immediately preceding Floating Rate Interest Payment Date to which interest has been paid. Interest on each series of the floating rate notes is payable on January 18, April 18, July 18 and October 18 of each year, beginning on January 18, 2022 (each, a “Floating Rate Interest Payment Date”) and on the relevant maturity date. Interest will be payable on each series of Floating Rate Notes to the persons in whose names such Floating Rate Notes are registered at the close of business on the 15th calendar day preceding each Floating Rate Interest Payment Date, whether or not a Business Day, as the case may be (each, a “floating rate regular record date”), provided, however, that interest paid on the maturity date will be payable to the person to whom the principal will be payable. Interest on the Floating Rate Notes will be computed on the basis of a 360-day year and the actual number of days in the Observation Period.

(5) On each Interest Payment Determination Date relating to the applicable Floating Rate Interest Payment Date, the Calculation Agent will calculate the amount of accrued interest payable on the applicable Floating Rate Notes for each Interest Period by multiplying (i) the outstanding principal amount of the applicable Floating Rate Notes by (ii) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360. In no event will the interest on any series of the Floating Rate Notes be less than zero.

(6) “Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR IndexStart” equals, for periods other than the initial Interest Period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial Interest Period, the SOFR Index value on October 20, 2021;

“SOFR IndexEnd” equals the SOFR Index value on the Interest Payment Determination Date relating to the applicable Floating Rate Interest Payment Date (or in the final Interest Period, relating to the applicable maturity date); and

“dc” is the number of calendar days in the relevant Observation Period.

For purposes of determining Compounded SOFR,

“Interest Payment Determination Date” means the date two U.S. Government Securities Business Days before each Floating Rate Interest Payment Date.

“Observation Period” means, in respect of each Interest Period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date two U.S. Government Securities Business Days preceding the Floating Rate Interest Payment Date for such Interest Period (or in the final Interest Period, preceding the applicable maturity date).

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2)

if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

If the Company or its designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below will thereafter apply to all determinations of the rate of interest payable on each series of the Floating Rate Notes. In accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each Interest Period on each series of the Floating Rate Notes will be an annual rate equal to the sum of the Benchmark Replacement and the applicable margin.

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

If the Company or its designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to each series of the Floating Rate Notes in respect of such determination on such date and all determinations on all subsequent dates. In connection with the implementation of a Benchmark Replacement, the Company or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by the Company or its designee pursuant to the benchmark replacement provisions described herein, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection: (i) will be conclusive and binding absent manifest error; (ii) if made by the Company, will be made in its sole discretion; (iii) if made by the Company’s designee, will be made after consultation with the Company, and such designee will not make any such determination, decision or election to which the Company shall object; and (iv) shall become effective without consent from the Holders of any series of the Floating Rate Notes or any other party.

Any determination, decision or election pursuant to the benchmark replacement provisions shall be made by the Company or its designee (which may be the Company’s affiliate but in no event shall be the initial Calculation Agent, the Trustee or the initial paying agent) on the basis as described above. The Calculation Agent shall have no liability for not making any such determination, decision or election.

(7) The interest rate and amount of interest to be paid on each series of the Floating Rate Notes for each Interest Period will be determined by the Calculation Agent. The Bank of New York Mellon Trust Company, N.A. will initially serve as the Calculation Agent. All determinations made by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Company and the Holders of each series of the Floating Rate Notes. So long as Compounded SOFR is required to be determined with respect to any series of the Floating Rate Notes, there will at all times be a Calculation Agent. In the event that any then acting Calculation Agent shall be unable or unwilling to act, or that such Calculation Agent shall fail duly to establish Compounded SOFR for any Interest Period, or the

Company proposes to remove such Calculation Agent, the Company shall appoint another Calculation Agent. None of the Trustee, the paying agent and the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. None of the Trustee, the paying agent and the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth herein as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated herein and reasonably required for the performance of such duties.

(8) The rate at which the 2023 Notes shall bear interest shall be 0.797% per annum and the rate at which the 2024 Notes shall bear interest shall be 1.215% per annum. The date from which interest shall accrue on the Notes shall be the most recent Interest Payment Date to which interest has been paid or provided for or, if no interest has been paid, from October 22, 2021. The Interest Payment Dates for each series of Fixed Rate Notes shall be April 18 and October 18 of each year, beginning on April 18, 2022 (each, a “Fixed Rate Interest Payment Date” and, together with each Floating Rate Interest Payment Date, an “Interest Payment Date”), until the principal is paid or made available for payment. Interest for each series of Fixed Rate Notes shall be payable in arrears on each Fixed Rate Interest Payment Date for such series of Fixed Rate Notes to the holders of record at the close of business on the April 3 and October 3 prior to each such Fixed Rate Interest Payment Date (together with each floating rate regular record date, a “regular record date”). The basis upon which interest shall be calculated for the Fixed Rate Notes shall be that of a 360-day year consisting of twelve 30-day months.

(9) The Notes shall be issuable in whole in the form of one or more registered Global Securities, and the Depository for such Global Securities shall be The Depository Trust Company, New York, New York. Each Floating Rate Note shall be substantially in the form attached hereto as Exhibit A and each Fixed Rate Note shall be substantially in the form attached hereto as Exhibit B, the terms of which are herein incorporated by reference. The Notes shall be issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

(10) The Notes may be redeemed at the option of the Company prior to the maturity date, as provided in Section 1.3 hereof, and the SMR Notes must be redeemed, under certain circumstances on the Special Mandatory Redemption Date, as provided in Section 1.4 hereof.

(11) The Notes shall not have the benefit of any sinking fund.

(12) Except as provided herein, the Holders shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(13) The Notes shall be general unsecured and unsubordinated obligations of the Company and shall be ranked equally among themselves.

(14) The Notes are not convertible into shares of common stock or other securities of the Company.

(15) The covenants set forth in Section 1.5 hereof shall be applicable to the Notes.

(16) The transfer and exchange provisions set forth in Section 2.05 of the Base Indenture shall be applicable to the Notes.

Section 1.3 Optional Redemption.

(a) The provisions of Article III of the Base Indenture, as amended by the provisions of this Supplemental Indenture, shall apply to the Notes with respect to this Section 1.3.

(b) On and after their applicable Par Call Date, the Notes of any series shall be redeemable, in whole at any time or in part from time to time, at the Company’s option, at an Optional Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Optional Redemption Date.

Prior to their applicable Par Call Date, the Fixed Rate Notes of any series shall be redeemable, in whole at any time or in part from time to time, at the Company’s option. Upon redemption of the Fixed Rate Notes of any series, the Company shall pay an Optional Redemption Price equal to the greater of:

(i)	100% of the principal amount of the Fixed Rate Notes of such series to be redeemed, and

(ii)

the sum of the present values of the Remaining Scheduled Payments of the Fixed Rate Notes of such series to be redeemed, discounted to the Optional Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 7.5 basis points;

plus, in each case, in addition to such Optional Redemption Price, accrued and unpaid interest thereon, if any, to, but excluding, the Optional Redemption Date.

The Company shall calculate the Optional Redemption Price.

(c) Notwithstanding the foregoing, installments of interest on any series of Notes whose Stated Maturity is on or prior to any Optional Redemption Date shall be payable on the applicable Interest Payment Date to the Holders of such Notes registered as such at the close of business on the applicable regular record date pursuant to the Notes and the Indenture.

(d) On and after the applicable Optional Redemption Date for any series of the Notes, interest shall cease to accrue on such Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the Optional Redemption Price and accrued and unpaid interest, if any. On or before the Business Day prior to the Optional Redemption Date for any Notes to be redeemed, the Company shall deposit with the Trustee or a paying agent, funds sufficient to pay the Optional Redemption Price of such Notes on the Optional Redemption Date, and (except if the date fixed for redemption shall be an Interest Payment Date) accrued and unpaid interest, if any. If less than all of the Notes of any series are to be redeemed, the Notes to be redeemed shall be selected, in the case of global securities, in accordance with applicable Depositary procedures and, in the case of definitive securities, in a manner the trustee deems fair and appropriate, unless otherwise required by law or applicable stock exchange requirements.

(e) Notice of any optional redemption shall be transmitted at least 10 days but not more than 60 days before the applicable Optional Redemption Date to each Holder of the Notes to be redeemed; provided, however, that the Company shall notify the Trustee of the Optional Redemption Date at least 15 days prior to the date of the giving of such notice (unless a shorter notice shall be satisfactory to the Trustee). Any notice may, at the Company’s discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, the notice shall state the nature of such conditions precedent. Such notice shall be provided in accordance with Section 3.02 of the Base Indenture. If the Optional Redemption Price cannot be determined at the time such notice is to be given, the actual Optional Redemption Price applicable to the Notes that are being redeemed, calculated as described above in clause (b), shall be set forth in an Officers’ Certificate of the Company delivered to the Trustee no later than two (2) Business Days prior to the Optional Redemption Date. Notice of redemption having been given as provided in the Indenture, the Notes called for redemption shall (subject to the satisfaction or waiver of any applicable conditions precedent), on the Optional Redemption Date, become due and payable at the Optional Redemption Price, plus accrued and unpaid interest, if any, to, but excluding, the Optional Redemption Date.

Section 1.4 Special Mandatory Redemption.

(a) The provisions of Article III of the Base Indenture, as amended by the provisions of this Supplemental Indenture, shall apply to the SMR Notes with respect to this Section 1.4.

(b) The Company shall redeem the SMR Notes, in each case, in whole and not in part (a “Special Mandatory Redemption”) in the event that (each, a “Special Mandatory Redemption Triggering Event”) either:

(i)	the Company does not consummate the PPD Acquisition on or prior to October 15, 2022; or

(ii)	the Merger Agreement is terminated any time prior to October 15, 2022 for any reason.

(c) The Company shall redeem all of the aggregate principal amount of each series of the SMR Notes on the earlier to occur of (i) in the case of redemption pursuant to clause (b)(i) above, November 14, 2022 or (ii) in the case of redemption pursuant to clause (b)(ii) above, the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following such termination of the Merger Agreement (the “Special Mandatory Redemption Date”).

(d) On the Special Mandatory Redemption Date, the Company shall redeem all of the SMR Notes at the redemption price equal to 101% of the aggregate principal amount of the SMR Notes to be redeemed (the “Special Mandatory Redemption Price”), plus, in addition to such Special Mandatory Redemption Price, in each case, accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date. Notwithstanding the foregoing, installments of interest whose Stated Maturity is on or prior to the Special Mandatory Redemption Date shall be payable on the applicable Interest Payment Date to the Security holders of such SMR Notes registered as such at the close of business on the applicable regular record date pursuant to the SMR Notes and the Indenture.

(e) On and after the Special Mandatory Redemption Date for the SMR Notes, interest shall cease to accrue on the SMR Notes unless the Company defaults in the payment of the Special Mandatory Redemption Price and accrued interest, if any. On or before the Business Day prior to the Special Mandatory Redemption Date for the SMR Notes, the Company shall deposit with the Trustee or a paying agent, funds sufficient to pay the Special Mandatory Redemption Price of the SMR Notes to be redeemed on the Special Mandatory Redemption Date, and (except if the date fixed for redemption shall be an Interest Payment Date) accrued interest, if any. Notice of redemption shall be mailed, with a copy to the Trustee, no later than five (5) Business Days following the applicable Special Mandatory Redemption Triggering Event, to each Holder of such SMR Notes at its registered address (a “Special Mandatory Redemption Notice”).

(f) The Special Mandatory Redemption Notice shall state the information set forth in, and shall be subject to the terms and conditions of, Section 3.02 of the Base Indenture. Notice of redemption having been given as provided in the Indenture, the SMR Notes called for redemption shall, on the Special Mandatory Redemption Date, become due and payable at the Special Mandatory Redemption Price, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date.

Section 1.5 Additional Covenant.

The following additional covenant shall apply with respect to the Notes so long as any of the Notes remain Outstanding:

(a) If a Change of Control Triggering Event occurs with respect to any series of the Notes, unless the Company shall have redeemed such series of the Notes in full, as set forth in Section 1.3 or 1.4 of this Supplemental Indenture or the Company shall have defeased such series of the Notes or have satisfied and discharged such series of the Notes, as set forth in Article XI of the Base Indenture, the Company shall make an offer (each, a “Change of Control Offer”) to each Holder of the applicable series of the Notes to repurchase any and all of such Holder’s Notes of such series at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes to be repurchased (such principal amount to be equal to $2,000 or an integral multiple of $1,000 in excess thereof), plus accrued and unpaid interest, if any, on the Notes to be repurchased up to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, notice shall be delivered to the Holders of Notes of such series describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”). Notwithstanding the foregoing, installments of interest on any series of Notes whose Stated Maturity is on or prior to the Change of Control Payment Date shall be payable on the applicable Interest Payment Date to the Holders of such Notes registered as such at the close of business on the applicable regular record date pursuant to the Notes and the Indenture.

(b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)	accept for payment all Notes or portions of Notes of the applicable series properly tendered pursuant to the Change of Control Offer;

(ii)	deposit with the Trustee or a paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes of the applicable series properly tendered; and

(iii)

deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating (1) the aggregate principal amount of such series of Notes or portions of such series of Notes being repurchased (2) that all conditions precedent contained herein to make a Change of Control Offer have been complied with and (3) that the Change of Control Offer has been made in compliance with the Indenture.

The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with this Section 1.5, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1.5 by virtue of any such conflict.

Section 1.6 Events of Default.

(a) The provisions of Article VI of the Base Indenture shall be applicable to each series of the Notes, except that clauses (1) through (7) of Section 6.01(a) thereof shall be modified with respect to Notes of a series as follows:

(1) default in the payment of the principal or any premium on such series of the Notes when due (whether at maturity, upon acceleration, redemption or otherwise);

(2) default for 30 days in the payment of interest on the Notes of such series when due;

(3) (i) failure by the Company to comply with Section 1.5 of this Supplemental Indenture with respect to such series of Notes or (ii) failure by the Company to observe or perform any term of the Indenture applicable to such series of Notes (other than those referred to in (1) or (2) above or (3)(i) above) for a period of 90 days after the Company receives a notice of default stating that the Company is in breach. The notice required under 3(ii) above must be sent by either the Trustee or Holders of 25% of the principal amount of the applicable series of Notes;

(4) (A) failure by the Company to pay indebtedness for money borrowed by the Company or for which the Company has guaranteed the payment, in an aggregate principal amount of at least $500,000,000, at the later of final maturity and the expiration of any related applicable grace period and such defaulted payment shall not have been made, waived or extended within 30 days or (B) acceleration of the maturity of any indebtedness for money borrowed by the Company or for which the Company has guaranteed the payment, in an aggregate principal amount of at least $500,000,000, if such indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days; provided, however, that, if the default under the instrument is cured by the Company, or waived by the holders of the indebtedness, in each case as permitted by the governing instrument, then the Event of Default under the Indenture caused by such default will be deemed likewise to be cured or waived;

(5) the entry by a court having competent jurisdiction of:

(A) an order for relief in respect of the Company as debtor in an involuntary proceeding under any applicable Bankruptcy Law and such order shall remain unstayed and in effect for a period of 60 consecutive days; or

(B) a final and non-appealable order appointing a Custodian of the Company, or ordering the winding up or liquidation of the affairs of the Company, and such order shall remain unstayed and in effect for a period of 60 consecutive days; or

(6) the commencement by the Company of a voluntary proceeding under any applicable Bankruptcy Law or the consent by the Company as debtor to the entry of a decree or order for relief in an involuntary proceeding under any applicable Bankruptcy Law, or the filing by the Company as debtor of a consent to an order for relief in any involuntary proceeding under any Bankruptcy Law, or to the appointment of a Custodian or the making by the Company of an assignment for the benefit of creditors.

ARTICLE II

MISCELLANEOUS

Section 2.1 Business Day.

If any Fixed Rate Interest Payment Date, maturity date or earlier date of redemption for any series of Fixed Rate Notes falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date the payment to Holders was due and no interest shall accrue on the amount so payable for the period from and after that Fixed Rate Interest Payment Date, that maturity date or that date of redemption, as the case may be. If any Floating Rate Interest Payment Date would otherwise be a day that is not a Business Day, the required payment shall be made on the next succeeding Business Day, unless such next succeeding Business Day is in the next succeeding calendar month, in which case (other than the maturity date) the required payment shall be made on the immediately preceding Business Day. If an interest payment is made on the next succeeding Business Day, no interest will accrue as a result of the delay in payment. If a maturity date or a redemption date for the Floating Rate Notes falls on a day that is not a Business Day, the payment due on such date will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement

Section 2.2 [Reserved].

Section 2.3 Confirmation of Indenture.

The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 2.4 Concerning the Trustee.

In carrying out its responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 2.5 Governing Law.

This Supplemental Indenture and the Notes shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

Section 2.6 Separability.

In case any provision in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.7 Counterparts.

This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic format (e.g., “.pdf” or “.tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.

The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture, the Indenture or any agreement entered into in connection herewith shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act (e.g. DocuSign). Without limitation to the foregoing, and anything in the Indenture to the contrary notwithstanding, (a) any Officer’s Certificate, Authentication Order, Opinion of Counsel, Security, certificate of authentication appearing on or attached to any Security, or other certificate, opinion of counsel, instrument, agreement or other document delivered pursuant to the Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats and (b) all references in Section 2.04 or elsewhere in the Base Indenture to the execution, attestation or authentication of any Security or any certificate of authentication appearing on or attached to any Security by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats.

Section 2.8 No Benefit.

Nothing in this Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the Holders, any benefit or legal or equitable rights, remedy or claim under this Supplemental Indenture or the Base Indenture.

Section 2.9 Electronic Means.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to the Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 2.10 OFAC Certification and Covenants.

(a) The Company covenants and represents that neither it nor any of its subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government, (including, the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, or Her Majesty’s Treasury (collectively “Sanctions”).

(b) The Company covenants and represents that neither it nor any of its subsidiaries, directors or officers will use any part of the proceeds received in connection with the Indenture and the Notes to be issued thereunder or any other of the transaction documents to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, to the Company’s knowledge after due inquiry, is the subject or target of Sanctions.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written.

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Anthony Smith
Name:	Anthony Smith
Title:	Vice President, Tax and Treasury and Treasurer

[Twenty-Third Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Mitchell L. Brumwell
Name:	Mitchell L. Brumwell
Title:	Vice President

[Twenty-Third Supplemental Indenture]

EXHIBIT A

[Insert the Global Security legend, if applicable]

[18-MONTH] FLOATING RATE SENIOR NOTES DUE 20[   ]

No. [ ]	$[ ]

CUSIP No. [   ]

THERMO FISHER SCIENTIFIC INC.

promises to pay to [                 ] or registered assigns, the principal sum of [                 ] Dollars on [   ].

Interest Payment Dates: January 18, April 18, July 18 and October 18

Record Dates: January 3, April 3, July 3 and October 3

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Base Indenture.

Date: [                ]

THERMO FISHER SCIENTIFIC INC.

Name:
Title:

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the [18-Month] Floating Rate Senior Notes due 20[ ] issued by Thermo Fisher Scientific Inc. of the series designated therein referred to in the within-mentioned Indenture.

Date: [                ]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:
Authorized Signatory

Thermo Fisher Scientific Inc.

[18-Month] Floating Rate Senior Notes due 20[   ]

This security is one of a duly authorized series of debt securities of Thermo Fisher Scientific Inc., a Delaware corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s unsubordinated debt securities, dated as of November 20, 2009 (the “Base Indenture”), duly executed and delivered by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Twenty-Third Supplemental Indenture, dated as of October 22, 2021 (the “Supplemental Indenture”), between the Company and the Trustee. The Securities are subject to a Calculation Agency Agreement, dated as of October 22, 2021, between the Company and The Bank of New York Mellon Trust Company, N.A., as calculation agent (the “Calculation Agent”). The Base Indenture as supplemented and amended by the Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the holders of the Securities (the “Securityholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Supplemental Indenture, as applicable.

1. Interest. The Securities will bear interest at a rate equivalent to Compounded SOFR plus [    ]% per annum. The Securities will bear interest from October 22, 2021 or from the immediately preceding Interest Payment Date to which interest has been paid. Interest on the Securities is payable on January 18, April 18, July 18 and October 18 of each year, beginning on January 18, 2022 (each, an “Interest Payment Date”) and on the maturity date. Interest will be payable on the Securities to the persons in whose names such Securities are registered at the close of business on the 15th calendar day preceding each Interest Payment Date, whether or not a Business Day, as the case may be (each, a “regular record date”), provided, however, that interest paid on the maturity date will be payable to the person to whom the principal will be payable. Interest on the Securities will be computed on the basis of a 360-day year and the actual number of days in the Observation Period.

On each Interest Payment Determination Date relating to the applicable Interest Payment Date, the Calculation Agent will calculate the amount of accrued interest payable on the Securities for each Interest Period by multiplying (i) the outstanding principal amount of the Securities by (ii) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360. In no event will the interest on the Securities be less than zero.

“Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):

where:

“SOFR IndexStart” equals, for periods other than the initial Interest Period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial Interest Period, the SOFR Index value on October 20, 2021;

“SOFR IndexEnd” equals the SOFR Index value on the Interest Payment Determination Date relating to the applicable Interest Payment Date (or in the final Interest Period, relating to the applicable maturity date); and

“dc” is the number of calendar days in the relevant Observation Period.

For purposes of determining Compounded SOFR,

“Interest Payment Determination Date” means the date two U.S. Government Securities Business Days before each Interest Payment Date.

“Observation Period” means, in respect of each Interest Period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date two U.S. Government Securities Business Days preceding the Interest Payment Date for such Interest Period (or in the final Interest Period, preceding the applicable maturity date).

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2)

if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable Provisions” described below; or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

If the Company or its designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below will thereafter apply to all determinations of the rate of interest payable on the Securities. In accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each Interest Period on the Securities will be an annual rate equal to the sum of the Benchmark Replacement and the applicable margin.

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If SOFR does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

If the Company or its designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Securities in respect of such determination on such date and all determinations on all subsequent dates. In connection with the implementation of a Benchmark Replacement, the Company or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by the Company or its designee pursuant to the benchmark replacement provisions described herein, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection: (i) will be conclusive and binding absent manifest error; (ii) if made by the Company, will be made in its sole discretion; (iii) if made by the Company’s designee, will be made after consultation with the Company, and such designee will not make any such determination, decision or election to which the Company shall object; and (iv) shall become effective without consent from the Holders of the Securities or any other party.

Any determination, decision or election pursuant to the benchmark replacement provisions shall be made by the Company or its designee (which may be the Company’s affiliate but in no event shall be the initial Calculation Agent, the Trustee or the initial paying agent) on the basis as described above. The Calculation Agent shall have no liability for not making any such determination, decision or election.

The interest rate and amount of interest to be paid on the Securities for each Interest Period will be determined by the Calculation Agent. The Bank of New York Mellon Trust Company, N.A. will initially serve as the Calculation Agent. All determinations made by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Company and the Holders of the Securities. So long as Compounded SOFR is required to be determined with respect to the Securities, there will at all times be a Calculation Agent. In the event that any then acting Calculation Agent shall be unable or unwilling to act, or that such Calculation Agent shall fail duly to establish Compounded SOFR for any Interest Period, or the Company proposes to remove such Calculation Agent, the Company shall appoint another Calculation Agent. None of the Trustee, the paying agent and the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. None of the Trustee, the paying agent and the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth herein as a result of the unavailability of SOFR, the SOFR Index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated herein and reasonably required for the performance of such duties.

2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption pursuant to Sections 1.3 [or 1.4 ]of the Supplemental Indenture or there is a Change of Control Offer, and the Optional Redemption Date[, Special Mandatory Redemption Date] or the Change of Control Payment Date, as applicable, is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities shall instead be paid upon presentation and surrender of such Securities as provided in the Indenture. The principal of, and interest on, the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3. Paying Agent, Calculation Agent and Security Registrar. Initially, The Bank of New York Mellon Trust Company, N.A. shall act as paying agent, Calculation Agent and Security Registrar. Upon prior notice to the Trustee, the Company may change or appoint any paying agent, Calculation Agent or Security Registrar without notice to any Securityholder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”) as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms. In the event of a conflict between the terms of the Securities and the terms of the Indenture, the terms of the Indenture shall prevail. The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “[18-Month] Floating Rate Senior Notes due 20[ ],” initially limited to $[    ] in aggregate principal amount. The Company shall furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the Supplemental Indenture. Requests may be made to: Thermo Fisher Scientific Inc., 168 Third Avenue, Waltham, Massachusetts 02451, Attention: Michael A. Boxer.

5. Redemption. The Securities may be redeemed at the option of the Company prior to the maturity date, as provided in Section 1.3 of the Supplemental Indenture[, and must be redeemed under certain circumstances, on the Special Mandatory Redemption Date, as provided in Section 1.4 of the Supplemental Indenture]. The Company shall not be required to make sinking fund payments with respect to the Securities.

6. Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event, unless the Company has redeemed this Security or the Company has defeased this Security or satisfied and discharged this Security, the Securityholder of this Security shall have the right to require that the Company purchase all or a portion (such principal amount to be equal to $2,000 or an integral multiple of $1,000 in excess thereof), of this Security at a purchase price equal to 101% of the aggregate principal amount repurchased plus accrued and unpaid interest, if any, on the amount to be repurchased up to, but excluding, the date of purchase. Within 30 days following any Change of Control Triggering Event, the Company shall deliver a notice to each Securityholder, in accordance with Section 1.5(a) of the Supplemental Indenture, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.

7. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of $2,000 or an integral multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Security Registrar) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge shall be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company shall not be required to: (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of delivery of a notice of redemption of less than all of the outstanding Securities and ending at the close of business on the day of such delivery; (ii) register the transfer of or exchange any Security or portions thereof selected for redemption, in whole or in part, except the unredeemed portions of any such Security being redeemed in part; nor (iii) register the transfer of or exchange of a Security between the applicable record date and the next succeeding Interest Payment Date.

8. Persons Deemed Owners. The registered Securityholder may be treated as its owner for all purposes.

9. Repayment to the Company. Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company, in trust for payment of principal of, premium, if any, or interest on the Securities that are not applied but remain unclaimed by the holders of such Securities for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall be repaid to the Company, as applicable, or (if then held by the Company) shall be discharged from such trust. After return to the Company, Securityholders entitled to the money or securities must look to the Company, as applicable, for payment as unsecured general creditors.

10. Amendments, Supplements and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Securityholders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Securityholders of a majority in principal amount of the Securities at the time Outstanding to be affected. The Indenture also contains provisions permitting the Securityholders of a majority in principal amount of the Securities at the time Outstanding, on behalf of the Securityholders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Securityholder of this Security shall be conclusive and binding upon such Securityholder and upon all future Securityholders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

11. Defaults and Remedies. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee or the Securityholders of at least 25% in aggregate principal amount of the Securities then Outstanding, by notice in writing to the Company (and to the Trustee if notice is given by such Securityholders), may declare the entire principal of, premium, if any, and accrued interest, if any, of such Securities due and payable immediately. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Securityholders, unless such Securityholders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the Securityholders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities.

12. Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

13. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

14. Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15. Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication attached to the other side of this Security.

16. Additional Amounts. The Company is obligated to pay Other Additional Amounts on this Security to the extent provided in Section 10.03 of the Base Indenture.

17. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18. Governing Law. The Base Indenture, the Supplemental Indenture and this Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint __________________________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1.5 of the Supplemental Indenture, check the box:

☐	1.5 Change of Control Triggering Event

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1.5 of the Supplemental Indenture, state the amount: $_________.

Date: ________________________	Your Signature:
(Sign exactly as your name appears
on the other side of the Security)

                Tax I.D. Number:

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

EXHIBIT B

[Insert the Global Security legend, if applicable]

[   ]% SENIOR NOTES DUE 20[   ]

No. [ ]	$[ ]

CUSIP No. [   ]

THERMO FISHER SCIENTIFIC INC.

promises to pay to [                 ] or registered assigns, the principal sum of [                 ] Dollars on [   ].

Interest Payment Dates: April 18 and October 18

Record Dates: April 3 and October 3

Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Base Indenture.

Date: [                ]

THERMO FISHER SCIENTIFIC INC.

Name:
Title:

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the [ ]% Senior Notes due 20[ ] issued by Thermo Fisher Scientific Inc. of the series designated therein referred to in the within-mentioned Indenture.

Date: [                ]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

By:
Authorized Signatory

Thermo Fisher Scientific Inc.

[   ]% Senior Notes due 20[   ]

This security is one of a duly authorized series of debt securities of Thermo Fisher Scientific Inc., a Delaware corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s unsubordinated debt securities, dated as of November 20, 2009 (the “Base Indenture”), duly executed and delivered by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Twenty-Third Supplemental Indenture, dated as of October 22, 2021 (the “Supplemental Indenture”), between the Company and the Trustee. The Base Indenture as supplemented and amended by the Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the holders of the Securities (the “Securityholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Supplemental Indenture, as applicable.

1. Interest. The Company promises to pay interest on the principal amount of this Security at an annual rate of [ ]%. The Company will pay interest semi-annually on April 18 and October 18 of each year (each such day, an “Interest Payment Date”) until the principal is paid or made available for payment. If any Interest Payment Date, Optional Redemption Date or maturity date of this Security is not a Business Day, the required payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such date to the date of such payment on the next succeeding Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly made available for payment or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be April 18, 2022. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption pursuant to Sections 1.3 or 1.4 of the Supplemental Indenture or there is a Change of Control Offer, and the Optional Redemption Date, Special Mandatory Redemption Date or the Change of Control Payment Date, as applicable, is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities shall instead be paid upon presentation and surrender of such Securities as provided in the Indenture. The principal of, and interest on, the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3. Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A. shall act as paying agent and Security Registrar. Upon prior notice to the Trustee, the Company may change or appoint any paying agent or Security Registrar without notice to any Securityholder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”) as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms. In the event of a conflict between the terms of the Securities and the terms of the Indenture, the terms of the Indenture shall prevail. The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “[   ]% Senior Notes due 20[   ],” initially limited to $[    ] in aggregate principal amount. The Company shall furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the Supplemental Indenture. Requests may be made to: Thermo Fisher Scientific Inc., 168 Third Avenue, Waltham, Massachusetts 02451, Attention: Michael A. Boxer.

5. Redemption. The Securities may be redeemed at the option of the Company prior to the maturity date, as provided in Section 1.3 of the Supplemental Indenture, and must be redeemed under certain circumstances, on the Special Mandatory Redemption Date, as provided in Section 1.4 of the Supplemental Indenture. The Company shall not be required to make sinking fund payments with respect to the Securities.

6. Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event, unless the Company has redeemed this Security or the Company has defeased this Security or satisfied and discharged this Security, the Securityholder of this Security shall have the right to require that the Company purchase all or a portion (such principal amount to be equal to $2,000 or an integral multiple of $1,000 in excess thereof), of this Security at a purchase price equal to 101% of the aggregate principal amount repurchased plus accrued and unpaid interest, if any, on the amount to be repurchased up to, but excluding, the date of purchase. Within 30 days following any Change of Control Triggering Event, the Company shall deliver a notice to each Securityholder, in accordance with Section 1.5(a) of the Supplemental Indenture, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.

7. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of $2,000 or an integral multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Security Registrar) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge shall be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company shall not be required to: (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of delivery of a notice of redemption of less than all of the outstanding Securities and ending at the close of business on the day of such delivery; (ii) register the transfer of or exchange any Security or portions thereof selected for redemption, in whole or in part, except the unredeemed portions of any such Security being redeemed in part; nor (iii) register the transfer of or exchange of a Security between the applicable record date and the next succeeding Interest Payment Date.

8. Persons Deemed Owners. The registered Securityholder may be treated as its owner for all purposes.

9. Repayment to the Company. Any funds or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company, in trust for payment of principal of, premium, if any, or interest on the Securities that are not applied but remain unclaimed by the holders of such Securities for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall be repaid to the Company, as applicable, or (if then held by the Company) shall be discharged from such trust. After return to the Company, Securityholders entitled to the money or securities must look to the Company, as applicable, for payment as unsecured general creditors.

10. Amendments, Supplements and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Securityholders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Securityholders of a majority in principal amount of the Securities at the time Outstanding to be affected. The Indenture also contains provisions permitting the Securityholders of a majority in principal amount of the Securities at the time Outstanding, on behalf of the Securityholders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Securityholder of this Security shall be conclusive and binding upon such Securityholder and upon all future Securityholders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

11. Defaults and Remedies. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee or the Securityholders of at least 25% in aggregate principal amount of the Securities then Outstanding, by notice in writing to the Company (and to the Trustee if notice is given by such Securityholders), may declare the entire principal of, premium, if any, and accrued interest, if any, of such Securities due and payable immediately. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Securityholders, unless such Securityholders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the Securityholders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities.

12. Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any paying agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent or Security Registrar.

13. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

14. Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15. Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication attached to the other side of this Security.

16. Additional Amounts. The Company is obligated to pay Other Additional Amounts on this Security to the extent provided in Section 10.03 of the Base Indenture.

17. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18. Governing Law. The Base Indenture, the Supplemental Indenture and this Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint __________________________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1.5 of the Supplemental Indenture, check the box:

☐	1.5 Change of Control Triggering Event

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1.5 of the Supplemental Indenture, state the amount: $_________.

Date: ________________________	Your Signature:
(Sign exactly as your name appears
on the other side of the Security)

Tax I.D. Number:

Signature Guarantee: ___________________________________

(Signature must be guaranteed by a
participant in a recognized signature
guarantee medallion program)